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                                                                   EXHIBIT 10.27

                        ASSIGNMENT AND CONSENT AGREEMENT

         THIS ASSIGNMENT AND CONSENT AGREEMENT (this "Agreement") is made and entered into this 14th day of May 2003 by and between Christine E. Gunther (hereinafter referred to as the "Assignor") and Gunther Partners, LLC (hereinafter referred to as the "Assignee"). Gunther International Ltd. (the "Company") is executing this Agreement for the sole purpose of acknowledging and consenting to the assignment provided hereby.

                                    RECITALS:

         A. The Company and the Assignor are parties to a certain Royalty Agreement, originally dated as of September 3, 1992 and amended by a Modification Agreement dated as of March 31, 1997 (as amended, the "Royalty Agreement").

         B. The Royalty Agreement requires the Company to make royalty payments to the Assignor based on the total annual sales of the Company.

         C. The Assignor desires to transfer, assign and convey to the Assignee, and the Assignee desires to acquire from the Assignor, all of the Assignor's right, title and interest in and to the Royalty Agreement.

         D. The Company desires to consent to the transfer, assignment and conveyance to the Assignee of the Assignor's right, title and interest in and to the Royalty Agreement.

         NOW, THEREFORE, in consideration of the premises, and of the mutual promises and covenants hereinafter set forth, each of the parties to this Agreement, intending to be legally bound, hereby agrees as follows:

         1. Assignment of Royalty Agreement. The Assignor hereby sells, transfers, conveys and assigns to the Assignee all of the Assignor's right, title and interest in and to the Royalty Agreement, including, without limitation, (a) all rights of the Assignor to receive any and all royalty payments due and to become due to the Assignor under or pursuant to the Royalty Agreement, (ii) all rights of the Assignor to receive the benefit of any provision of the Royalty Agreement, and (iii) all rights of the Assignor to compel performance and otherwise exercise all remedies under the Royalty Agreement. The Assignee hereby accepts the Royalty Agreement from the Assignor.

         2. Consideration. In consideration of the transfer and assignment of the Assignor's interest in and to the Royalty Agreement, the Assignee shall pay the Assignor a cash payment in the aggregate amount of $82,878.14, the receipt and sufficiency of which is hereby acknowledged by the Assignor.

         3. Consent to Assignment. The Company hereby acknowledges and consents to the transfer and assignment of the Royalty Agreement.

         4. Effect of Assignment. From and after the date hereof, any and all royalty payments due and payable under the Royalty Agreement (including any and all royalty payments due and payable in respect of the fiscal year ended March 31, 2003) shall be paid to the Assignee and not to the Assignor. The Assignee shall be entitled to all payments and distributions made under the Royalty Agreement on or after the date hereof regardless of the fiscal period in respect of which the payments and distributions were earned. From and after the date hereof, the Assignor shall have no rights under the Royalty Agreement whatsoever.

         5. Representations and Warranties of Assignor. The Assignor hereby represents and warrants to the Assignee, as follows:

                  (a) This Agreement has been duly executed and delivered by the Assignor, and is the valid and binding obligation of the Assignor, enforceable in accordance with its terms.

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                  (b)      A true and correct copy of the Royalty Agreement, as
amended through the date of this Agreement, is attached hereto. Except for the Modification Agreement, dated as of March 31, 1997, the Royalty Agreement has not been modified or amended and remains in full force and effect as of the date hereof.

                  (c) The Assignor has not transferred, assigned or conveyed any interest in or to the Royalty Agreement to any other person or entity.

                  (d) The Pro Rata Share of the Assignor under the Royalty Agreement is 9.7667%.

         6. Future Cooperation. The Assignor and the Assignee mutually agree to cooperate at all times from and after the date hereof with respect to any of the matters described herein, and to execute such further deeds, bills of sale, assignments, releases, assumptions, notifications, or other documents as may be reasonably requested for the purpose of giving effect to, evidencing or giving notice of the transaction evidenced by this Agreement.

         7. Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

         8. Modification and Waiver. No supplement, modification, waiver or termination of this Agreement or any provisions hereof shall be binding unless executed in writing by all parties hereto. No waiver of any of the provisions of this Assignment shall constitute a waiver of any other provision (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

         9. Counterparts. Any number of counterparts of this Agreement may be executed. Each counterpart will be deemed to be an original instrument and all counterparts taken together will constitute one agreement.

         10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Connecticut, without giving effect to principles of conflicts of laws of that State.

         11. Survival. All of the representations and warranties of the Assignor set forth in this Agreement shall survive the consummation of the transactions contemplated hereby.

         12. Certain Interpretative Matters. All pronouns used herein shall include the neuter, masculine, or feminine. Each term appearing in this Agreement with initial capitalization and not defined herein shall have the meaning ascribed to it in the Royalty Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or caused this Agreement to be duly executed on its behalf, as of the day and year first above written.

                                     ASSIGNOR:

                                     /s/ Christine E. Gunther
                                     -------------------------------
                                     CHRISTINE E. GUNTHER

                                     ASSIGNEE:
                                     GUNTHER PARTNERS, LLC

                                     By: /s/ Thomas J. Tisch
                                        ---------------------------
                                     Name: Thomas J. Tisch
                                     Title: Manager

                                     THE COMPANY:
                                     GUNTHER INTERNATIONAL LTD.
                                     By: /s/ Marc I. Perkins
                                        ---------------------------
                                     Name: Marc I. Perkins
                                     Title: President